Exhibit 10.3

THE BANK OF KENTUCKY, INC.
CRESTVIEW, KENTUCKY
EXECUTIVE DEFERRED CONTRIBUTION PLAN TRUST
AGREEMENT

THIS TRUST AGREEMENT is made and entered into effective as of the   17th  day of November, 2010 by and between The Bank of Kentucky, Inc. (“Employer”) which sponsors The Bank of Kentucky, Inc. Executive Deferred Contribution Plan the “Plan”), and The Bank of Kentucky, Inc. Trust Department (the “Trustee”).

WHEREAS , the Employer wishes to establish a trust (hereinafter called “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of Employer’s creditors in the event of Employer’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such time as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974;

WHEREAS, it is the intention of the Employer to make contributions to the Trust to provide itself with a source of funds to assist in meeting its liabilities under the Plan.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

ARTICLE I - ESTABLISHMENT OF TRUST

1.1           TRUST DEPOSITS.  The Employer hereby deposits with Trustee, in trust property as listed on Schedule 1, which shall become the principal of the Trust to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement.

1.2           IRREVOCABILITY.  The Trust hereby established shall be irrevocable.

1.3           GRANTOR TRUST.  The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code, as amended, and shall be construed accordingly.

1.4           PLAN ASSETS.  The principal of the Trust, and any earnings thereon, shall be held separate and apart from the other funds of the Employer and shall be used exclusively for the uses and purposes of the Plan and general creditors of the Employer as herein set forth.  The Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial interest in, any assets of the Trust.  Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and beneficiaries against the Employer.  Any assets held by the Trust will be subject to the claims of the Employer’s general creditors under federal and state law in the event of Insolvency, as defined herein.

1.5           ACCEPTANCE OF TRUST.  The Trustee accepts the Trust established under the Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed by it under this Trust Agreement.

ARTICLE II - PLAN AS PART OF TRUST AGREEMENT

2.1           INCORPORATION BY REFERENCE.  The Plan is expressly incorporated herein and made a part hereof with the same force and effect as if the Plan had been fully set forth herein.  A copy of the Plan has been delivered to the Trustee.  All terms defined in the Plan shall have the same meanings when used herein unless expressly provided to the contrary herein.  The Employer shall deliver to the Trustee copies of all amendments to the Plan made after the date of this Trust Agreement.

2.2           BENEFIT PROVISIONS.  The terms of the Plan shall govern the amount, form, and timing of benefit payments under the Plan to which a Plan participant or beneficiary is entitled.

2.3           AMENDMENT OF PLAN.  The incorporation of the Plan into this Trust shall not affect the provisions of the Plan concerning the amendment or termination thereof.

ARTICLE III - PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

3.1           PAYMENT DIRECTION AND TAXES.  Employer shall deliver to the Trustee a Schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant who becomes entitled to receive a distribution from the Plan (or his or her beneficiaries), which distribution is of a benefit for which the Employer has made contributions to the Trust, and that provides the time for the payment of such amounts.  Except as otherwise provided herein, the Trustee shall make payments to a Plan participant or his or her beneficiaries in accordance with such Payment Schedule.  The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Employer.

3.2           ENTITLEMENT TO BENEFITS.  The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be set forth in the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

3.3           PAYMENTS BY EMPLOYER.  The Employer may make payment of benefits directly to the Plan participant or his or her beneficiaries as they become due under the terms of the Plan.  The Employer shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to a Plan participant or his or her beneficiaries.  In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Employer shall make the balance of each such payment as it becomes due.  Trustee shall notify Employer where principal and earnings are not sufficient.

ARTICLE IV - TRUSTEE RESPONSIBILITY WHEN THE EMPLOYER IS INSOLVENT

4.1           CESSATION OF PAYMENTS ON EMPLOYER INSOLVENCY.  The Trustee shall cease payment of benefits to the Plan participant or his or her beneficiaries if the Employer is Insolvent.  The Employer shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

4.2           CLAIMS OF CREDITORS.  At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Employer under federal and state law as set forth below.

(a)
The Board of Directors and the Chief Executive Officer of the Employer shall have the duty to inform the Trustee in writing of the Employer’s Insolvency. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants and beneficiaries.

(b)
Unless the Trustee has actual knowledge of the Employer’s Insolvency or has received notice from the Employer or a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the Employer’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Employer’s solvency.

(c)
If at any time the Trustee has determined that the Employer is Insolvent, the Trustee shall discontinue payments to Plan participants and beneficiaries and shall hold the assets of the Trust for the benefit of the Employer’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of any Plan participant or beneficiary to pursue his rights as a general creditor of the Employer with respect to benefits due under the Plan or otherwise.

(d)
The Trustee shall resume the payment of benefits to the Plan participants and beneficiaries in accordance with the terms of this Trust Agreement only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).

(e)
Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

(f)
Except as provided in this Article IV, Employer shall have no right or power to direct Trustee to return to Employer or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

ARTICLE V - INVESTMENT AUTHORITY

5.1           TRUSTEE AUTHORITY. The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Employer or an affiliate thereof.   All rights associated with the assets of the trust shall be exercised by the Trustee or the person designated by the Trustee and shall in no event be exercisable by or rest with the Plan participant or the Employer.  The Trustee shall have the following powers with respect to any and all moneys, securities, and other assets at any time held by it and constituting part or all of the Trust, subject to the Employer’s authority contained in Section 5.2:

(a)	To hold life insurance and annuity contracts on participants in the Plan, and to exercise any right with respect to such contracts otherwise held by the Employer.
(b)	To lend all or any portion of the trust funds to the Employer upon such terms and conditions as to interest rates, maturities, and security as the Employer may request.
(c)	To invest and reinvest all or any portion of the trust in investments permissible for a national bank.

5.2           EMPLOYER AUTHORITY.  The Employer shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.  These rights are exercisable by the Employer in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.  In addition, the Employer may, from time to time and in its sole discretion, provide an investment and/or allocation policy that the Trustee shall follow when making investment decisions hereunder.

ARTICLE VI - DISPOSITION OF INCOME

6.1           DISPOSITION OF INCOME.  During the term of this Trust, all income received by the Trust shall be accumulated and reinvested.

ARTICLE VII - ACCOUNTING BY TRUSTEE

7.1           ACCOUNTING BY TRUSTEE.  The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Employer and the Trustee.  Within ninety  (90) days following the close of each calendar year and within ninety (90) days after the removal of resignation of the Trustee, the Trustee shall deliver to the Employer a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

ARTICLE VIII - RESPONSIBILITY OF THE TRUSTEE

8.1           PRUDENT PERSON.  The Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval given by the Employer that is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Employer.  In the event of a dispute between the Employer and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

8.2           TRUSTEE INDEMNIFICATION.  If the Trustee undertakes or defends any litigation arising in connection with this Trust (except an action by the Employer or any Plan participant or beneficiary for the Trustee’s breach of duty hereunder), the Employer agrees to indemnify the Trustee against the Trustee’s costs, expenses, and liabilities (including, without limitation, attorney’s fees and expenses) relating thereto and to be primarily liable for such payments.  If the Employer does not pay such costs, expenses, and liabilities in a reasonable and timely manner, the Trustee may obtain payment from the Trust.

8.3           LEGAL COUNSEL.  The Trustee may consult with legal counsel (who may also be counsel for Employer generally) with respect to any of its duties or obligations hereunder.

8.4           HIRING AGENTS.  The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations hereunder.

8.5           TRUSTEE POWERS.  The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy .

8.6           LIMITATION ON POWERS.  Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power  that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of Section 301.7701-2 of the Procedure and Administration Regulations promulgated pursuant to the Internal Revenue Code.

ARTICLE IX - FEES AND EXPENSES OF THE TRUSTEE

9.1           TRUSTEE EXPENSES AND FEES.  Employer shall pay all administrative and Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the trust.

ARTICLE X - RESIGNATION AND REMOVAL OF THE TRUSTEE

10.1         TRUSTEE RESIGNATION.  The Trustee may resign at any time by written notice to the Employer, which shall be effective thirty (30) days after receipt of such notice unless the Employer and the Trustee agree otherwise.

10.2         TRUSTEE REMOVAL.  The Trustee may be removed by the Employer on thirty (30) days notice or upon shorter notice accepted by the Trustee.

10.3         TRANSFER OF ASSETS.  Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee.  The transfer shall be completed within sixty (60) days after receipt of the notice of resignation, removal, or transfer, unless the Employer extends the time limit.

10.4         APPOINTMENT OF SUCCESSOR.  If the Trustee resigns or is removed, a successor shall be appointed, in accordance with the following section, by the effective date of resignation or removal.  If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.  All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the trust.

ARTICLE XI - APPOINTMENT OF SUCCESSOR

11.1         APPOINTMENT OF SUCCESSOR.  If the Trustee resigns or is removed in accordance with Section 10.1 or 10.2 hereof, the Employer may appoint any third party, such as a bank trust department or other party that may be granted corporate trust powers under state law, as a successor to replace the Trustee upon resignation or removal.  The appointment shall be effective when accepted in writing by the new trustee, which shall have all of the rights and powers of the of the former Trustee, including ownership rights in the Trust assets.  The former Trustee shall execute any instrument necessary or reasonably requested by the Employer or the successor Trustee to evidence the transfer.

ARTICLE XII - AMENDMENT OR TERMINATION

12.1.        AMENDMENT.  This Trust Agreement may be amended by a written instrument executed by the Trustee and the Employer.  Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan, or shall make the Trust revocable after it has become irrevocable in accordance herewith.

12.2         TERMINATION.  The Trust shall not terminate until the date on which all Plan participants and beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan.  Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Employer.

ARTICLE XIII - MISCELLANEOUS

13.1         VALIDITY OF PROVISIONS.  Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

13.2         NO ASSIGNMENT OF BENEFITS.  Benefits payable to a Plan participant and his or her beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

13.3         GOVERNING LAW.  This Trust Agreement shall be governed by and construed in accordance with the laws of the state of Kentucky.

ARTICLE XIV - EFFECTIVE DATE

14.1           EFFECTIVE DATE.  The effective date of this Trust Agreement is November 17, 2010.

THE BANK OF KENTUCKY, INC.
CRESTVIEW, KENTUCKY
EMPLOYER

By:	Robert W. Zapp

As its:	President

The Bank of Kentucky, Inc. Trust Department
TRUSTEE

By:	Richard H. Tapke

As its:	EVP & Senior Trust Officer